EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM T-1

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)



                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                                    13-5160382
(State of incorporation                                  (I.R.S. employer
if not a U.S. national bank)                             identification no.)

48 Wall Street, New York, New York                             10286
(Address of principal executive office)                      (Zip Code)




                          The Potomac Edison Company
              (Exact name of obligor as specified in its charter)

Maryland and Virginia                                       13-5323955
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)


      10435 Downsville Pike
      Hagerstown, MD                                           21740-1766
      (Address of Principal Executive Offices)               (Zip Code)



                                Debt Securities
                      (Title of the indenture securities)
1.    General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Superintendent of Banks of the State of New York
            2 Rector Street, New York,
            N.Y. 10006, and Albany, N.Y. 12203

            Federal Reserve Bank of New York
            33 Liberty Street
            New York, NY  10045

            Federal Deposit Insurance Corporation
            Washington, DC  20429

            New York Clearing House Association
            New York, New York


      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.  (See Note on page 3.)

16.   List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

      1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibits 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statements No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

      4. A copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed with Registration Statement No. 33-31019).

      6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051).

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                     NOTE

      In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

      Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.






                                   SIGNATURE


            Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th day of April, 1995.



                              THE BANK OF NEW YORK



                              By
                                    Name:  Mary LaGumina
                                    Title: Assistant Vice President



                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business
December 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
ASSETS                                                       in Thousands
Cash and balances due from depos-  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                        $ 2,715,471
  Interest-bearing balances ..........                            853,709
Securities:
  Held-to-maturity securities ........                          1,346,480
  Available-for-sale securities ......                          1,564,425
Federal funds sold in domestic
  offices of the bank ................                          5,557,770
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................24,091,702
  LESS: Allowance for loan and
    lease losses ..............581,958
  LESS: Allocated transfer risk
   reserve .....................31,502
  Loans and leases, net of unearned
    income, allowance, and reserve                             23,478,242
Assets held in trading accounts ......                            746,396
Premises and fixed assets (including
  capitalized leases) ................                            624,567
Other real estate owned ..............                             46,570
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                            181,905
Customers' liability to this bank on
  acceptances outstanding ............                            794,339
Intangible assets ....................                             77,527
Other assets .........................                          1,300,004
Total assets .........................                        $39,287,405

LIABILITIES
Deposits:
  In domestic offices ................                        $18,681,498
  Noninterest-bearing .......7,230,562
  Interest-bearing .........11,450,936
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                         10,611,477
  Noninterest-bearing ..........69,012
  Interest-bearing .........10,542,465
 Federal funds purchased and secu-  rities sold under agreements to re-  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                          1,033,228
  Securities sold under agreements
    to repurchase ....................                             31,875
Demand notes issued to the U.S.
  Treasury ...........................                            141,663
Trading liabilities ..................                            562,071
Other borrowed money:
  With original maturity of one year
    or less ..........................                          1,576,410
  With original maturity of more than
    one year .........................                            243,955
Bank's liability on acceptances exe-  cuted and outstanding
..............                                                    796,534
Subordinated notes and debentures ....                          1,056,320
Other liabilities ....................                          1,490,732
Total liabilities ....................                         36,225,763

EQUITY CAPITAL
Common stock ........................                             942,284
Surplus .............................                             525,666
Undivided profits and capital
  reserves ..........................                           1,654,282
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                        (    54,920)
Cumulative foreign currency transla-  tion adjustments
..................                                            (    5,670)
Total equity capital ................                           3,061,642
Total liabilities and equity
  capital ...........................                         $39,287,405


   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       _
   Thomas A. Renyi     _
   J. Carter Bacot     _     Directors
   Alan R. Griffith    _
                       _